IMMUCELL CORPORATION

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                    DIRECTORS FOR THE ANNUAL MEETING OF
                 STOCKHOLDERS TO BE HELD ON JUNE 22, 2000

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder(s) of ImmuCell Corporation (the "Company"), do(es) hereby appoint Messrs. Michael
F. Brigham and Joseph H. Crabb true and lawful proxy or proxies, with full power of substitution in each, for and in the name of the undersigned to vote all shares of common stock, par value $.10 per share, of the Company outstanding in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Embassy Suites Hotel, 1050 Westbrook Street, Portland, Maine on Thursday, June 22, 2000 at 9:00 a.m. local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies. This Proxy is revocable. The undersigned reserves the right to attend and vote in person. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 27, 2000, the Proxy Statement accompanying the Notice, and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.


Said proxies are directed to vote as indicated on the following proposals:


1.   ELECTION OF DIRECTORS:

Nominees:      MICHAEL F. BRIGHAM, ANTHONY B. CASHEN, JOHN P. DONAHOE, KEITH
               N. HAFFER, WILLIAM H. MAXWELL AND MITCHEL SAYARE


FOR all nominees listed above (  )

WITHHOLD AUTHORITY to vote for all nominees listed above (  )


FOR all nominees listed above except that authority is withheld to vote for any nominee whose name is written on the line immediately below:


2.  TO APPROVE THE COMPANY'S 2000 STOCK OPTION AND INCENTIVE PLAN:
        FOR  ( )        AGAINST ( )      ABSTAIN ( )


3.  TO APPROVE THE COMPANY'S 2000 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS:
        FOR  ( )        AGAINST ( )      ABSTAIN ( )



4.  OTHER MATTERS:

To vote with discretionary authority upon any other matters which may properly come before the meeting or any adjournment thereof.


Each stockholder should specify by a mark in the appropriate box above how he wishes his shares voted. Shares will be voted as specified. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 ABOVE, FOR THE APPROVAL OF THE 2000 STOCK OPTION AND INCENTIVE PLAN DESCRIBED IN ITEM 2 ABOVE AND FOR THE APPROVAL OF THE 2000 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS DESCRIBED IN ITEM 3 ABOVE.


PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE REPLY ENVELOPE.


PLEASE CHECK HERE IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING IN
PERSON. (  )

                                     Dated:...........................,2000
                                        ...................................
                                        ...................................
                                        ...................................
                                             Signature(s) of Stockholder(s)



Note: Signature(s) should agree with the name(s) on the stock certificates. Executors, administrators, trustees, guardians, etc. should so indicate when signing.